                                                                     Exhibit 4.7


================================================================================



                          PLEDGE AND SECURITY AGREEMENT





                                   dated as of
                                 April 23, 1998










                            GLOBAL HEALTH SUB, INC.,

                          GLOBAL HEALTH SCIENCES, INC.,

                                       and

                            the Subsidiary Grantors,
                                  as Grantors,




                                       and





                               CITICORP USA, INC.,
                            as Administrative Agent,
                                as Secured Party



                ------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----

ARTICLE I. DEFINITIONS...............................................................................2
     Section 1.1.  Certain Terms.....................................................................2
     Section 1.2.  Terms Defined in Credit Agreement.................................................4
     Section 1.3.  Terms Defined in the Uniform Commercial Code......................................4
     Section 1.4.  Terms Generally...................................................................4

ARTICLE II. THE SECURITY INTERESTS...................................................................4
     Section 2.1.  Grant of Security Interests.......................................................5
     Section 2.2.  Delivery of Instruments and Securities............................................7
     Section 2.3.  Investment Property...............................................................7
     Section 2.4.  Registration of Pledge............................................................7
     Section 2.5.  Financing Statements..............................................................8
     Section 2.6.  Secured Party Filing..............................................................8
     Section 2.7.  Further Assurances................................................................8
     Section 2.8.  Power of Attorney.................................................................8
     Section 2.9.  Survival of Security Interests...................................................10
     Section 2.10.  Reinstatement of Security Interests.............................................10
     Section 2.11.  Each Grantor Remains Liable.....................................................10
     Section 2.12.  Application of Guaranty Provisions..............................................11
     Section 2.13.  Liability Joint and Several.....................................................11

ARTICLE III. REPRESENTATIONS, WARRANTIES AND COVENANTS..............................................11
     Section 3.1.  The Collateral...................................................................11
     Section 3.2.  Maintenance of Perfection........................................................13
     Section 3.3.  Defense of Collateral............................................................14
     Section 3.4.  Transfer or Encumbrance..........................................................14
     Section 3.5.  Payments, Dividends and Distributions............................................14
     Section 3.6.  Voting Rights....................................................................14
     Section 3.7.  Maintenance of Collateral........................................................15
     Section 3.8.  Concerning Equipment and Inventory...............................................15
     Section 3.9.  Concerning Accounts, Instruments and other Claims................................16
     Section 3.10.  Substituted Performance.........................................................17

ARTICLE IV. DEFAULT; REMEDIES.......................................................................17
     Section 4.1.  Default..........................................................................17
     Section 4.2.  Remedies upon Default............................................................17
     Section 4.3.  Waivers by Grantors..............................................................19
     Section 4.4.  Standard of Care.................................................................19
     Section 4.5.  Application of Proceeds..........................................................19
     Section 4.6.  Indemnity and Expenses...........................................................20
     Section 4.7.  Surplus, Deficiency..............................................................20


                                       i
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


     Section 4.8.  Information Related to the Collateral............................................21
     Section 4.9.  Sale Exempt from Registration....................................................21
     Section 4.10.  Rights and Remedies Cumulative..................................................21
     Section 4.11.  No Direct Enforcement by Beneficiaries..........................................21

ARTICLE V. CONCERNING THE SECURED PARTY.............................................................22
     Section 5.1.  Agent for Holders................................................................22
     Section 5.2.  Administrative Agent shall be the Secured Party..................................22
     Section 5.3.  No Assurances or Liability.......................................................22
     Section 5.4.  Holders Bound....................................................................23

ARTICLE VI. MISCELLANEOUS PROVISIONS................................................................23
     Section 6.1.  Continuing Security Interests; Release...........................................23
     Section 6.2.  Senior Indebtedness..............................................................23
     Section 6.3.  Amendments; Etc..................................................................23
     Section 6.4.  Failure or Indulgence Not Waiver; Remedies Cumulative............................24
     Section 6.5.  Notices..........................................................................24
     Section 6.6.  Severability.....................................................................24
     Section 6.7.  Headings.........................................................................24
     Section 6.8.  Governing Law; Terms.............................................................24
     Section 6.9.  Consent to Jurisdiction and Service of Process...................................24
     Section 6.10.  Waiver of Jury Trial............................................................25
     Section 6.11.  Additional Grantors.............................................................25
     Section 6.12.  Counterparts....................................................................26

                          PLEDGE AND SECURITY AGREEMENT

         This PLEDGE AND SECURITY AGREEMENT (this "Agreement") is dated as of April 23, 1998, and entered into by and among GLOBAL HEALTH SUB, INC., a California corporation (the "Borrower"), GLOBAL HEALTH SCIENCES, INC., a California corporation ("Holdings"), each of the Persons identified as Initial Subsidiary Grantors on the signature pages hereof (each, an "Initial Subsidiary Grantor") and each other Person that at any time agrees in writing to be bound as a Subsidiary Grantor hereunder (the Initial Subsidiary Grantors and each such other Person, the "Subsidiary Grantors" and, together with the Borrower and Holdings, the "Grantors"), and CITICORP USA, INC., a Delaware corporation, in its capacity as Administrative Agent under the Credit Agreement referred to below ("Secured Party"), for the benefit of the Persons that now are or at any time hereafter become party as a Lender to the Credit Agreement described herein (the "Lenders"), CITICORP USA, INC., in its individual capacity and as Administrative Agent, CITIBANK, N.A., as Issuing Bank, BANK OF AMERICA NT&SA, as Documentation Agent, and all other present and future Holders of any of the Secured Obligations described herein (all, collectively, including the Lenders, the Administrative Agent, the Issuing Bank and the Documentation Agent, the "Beneficiaries").

                                    Recitals

         The Borrower is a Subsidiary of Holdings. Each Initial Subsidiary Grantor is a Subsidiary of the Borrower, and each Person that hereafter agrees to become bound hereby as a Subsidiary Grantor is, on the date it becomes bound hereby, a Subsidiary of the Borrower.

         The Borrower has requested that credit be extended to the Borrower on terms and conditions set forth in the Credit Agreement.

         To induce the Lenders, the Administrative Agent, the Issuing Bank and the Documentation Agent to enter into the Credit Agreement, and in consideration thereof and of any and all credit at any time extended thereunder, (a) Holdings and the Initial Subsidiary Grantors have offered to issue the guaranties and indemnities and enter into the agreements set forth in Guaranty, Indemnity and Subordination Agreement dated as of April 23, 1998 (the "Guaranty, Indemnity and Subordination Agreement"), and to grant to the Administrative Agent, for the benefit of the Beneficiaries, the collateral security described herein as security for the payment of the Secured Obligations on the terms herein set forth, and (b) Holdings and the Borrower have agreed in the Credit Agreement to cause each Person that hereafter becomes a Subsidiary of the Borrower to become bound by the provisions of the Guaranty, Indemnity and Subordination

Agreement as a Subsidiary Guarantor thereunder and to become bound by the provisions hereof as a Subsidiary Grantor hereunder.

         Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees with Secured Party for the benefit of the Beneficiaries as follows:


                                   ARTICLE I.
                                   DEFINITIONS

         Section 1.1. Certain Terms. As used in this Agreement, the following terms have the meanings specified below:

         "Bankruptcy Code" means Title 11 of the United States Code, as from time to time amended.

         "Claim" has the meaning set forth in the Bankruptcy Code.

         "Collateral" has the meaning set forth in Section 2.1.

         "Credit Agreement" means the Credit Agreement dated as of April 23, 1998, by and among Global Health Sub, Inc., a California corporation, Global Health Sciences, Inc., a California corporation, the Lenders party thereto, the Administrative Agent, the Issuing Bank and the Documentation Agent, as such agreement from time to time may be modified, amended, restated, extended, refinanced or replaced in any manner or in any respect (including so as to reduce or increase the amount or cost of credit extended thereunder or to shorten or extend the time of payment thereunder or in any other manner change the amount or terms of credit extended to the Borrower or the identity, rights or obligations of any party thereto).

         "Discharge of the Credit Agreement" means that all obligations of the Lenders to extend credit under the Credit Agreement and all letters of credit at any time issued under the Credit Agreement have expired or been terminated and have been absolutely, unconditionally and irrevocably discharged and all Obligations at any time created, incurred or outstanding (except Obligations for indemnification which are then contingent and in respect of which no claim or demand has then been made) have been fully and finally paid in cash.

         "Equity Interests" means, with respect to any Person, any capital stock of such Person or membership interests, partnership interests (whether general or limited) or other equity interests in such Person, regardless of type, class, preference or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto, in each case whether outstanding on the date of this Agreement or issued or granted at any time thereafter.

         "Holder" means, in respect of any Secured Obligation, the Person entitled to enforce payment thereof and specifically includes each Lender, the Administrative Agent, the Issuing Bank, the Documentation Agent and the Arranger.

         "Obligations" means all direct or indirect debts, liabilities and obligations of the Borrower or any other Grantor of any and every type and description at any time arising under or in connection with the Credit Agreement or any other Loan Document, to the Administrative Agent, the Arranger, the Documentation Agent, the Issuing Bank, Citibank, any Lender, any Person entitled to indemnification pursuant to the Credit Agreement or any other Loan Document or to any other Person, in each case whether now outstanding or hereafter created or incurred, whether or not the right of such Person to payment in respect of any such debts, liabilities or obligations is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy case or insolvency, reorganization, receivership, dissolution or liquidation proceeding, and shall include (a) all liabilities of the Borrower for principal of and interest on any and all Loans at any time outstanding under the Credit Agreement, (b) all liabilities of the Borrower in respect of letters of credit at any time issued pursuant to the Credit Agreement, (c) all liabilities of the Borrower under the Loan Documents for any fees, costs, taxes, expenses, indemnification and other amounts payable thereunder, (d) all liabilities of any Grantor under any Intercompany Note, (e) all liabilities of any Guarantor under the Guaranty, Indemnity and Subordination Agreement, and (f) all other liabilities of the Borrower or any other Grantor under or in respect of any of the Loan Documents or any of the transactions contemplated thereby and specifically includes (i) any and all present and future "Obligations" as such term is defined in the Credit Agreement and (ii) any and all Post-Petition Interest and Expense Claims.

         "Perfected" means, as to the security interests granted to Secured Party in Section 2.1, that (a) a creditor on a simple contract cannot acquire a judicial lien that is superior to such security interests and (b) if a case were pending under the Bankruptcy Code in which any Grantor is the debtor, such security interests would be a Lien that is perfected in such bankruptcy case.

         "Post-Petition Interest and Expense Claims" means any and all claims of any Holder of Secured Obligations (a) for interest on any Obligations determined for any period of time occurring after the commencement of any case under the Bankruptcy Code or any other insolvency, reorganization, receivership, dissolution or liquidation proceeding at the contract rate (including any applicable post-default increase therein) set forth in the Credit Agreement or any other Loan Document or (b) for cost and expense reimbursements or indemnification on the terms set forth in the Credit Agreement or any other Loan Document relating to costs and expenses incurred and indemnification rights accrued at any time after the commencement of any such case or proceeding, in each case to the extent such claim accrues or becomes payable in accordance with the provisions of the Credit Agreement or other Loan Documents (or would have accrued or become payable if enforceable or allowable in such case or proceeding), whether or not such claim is enforceable, allowable or allowed in such case or proceeding and even if such claim is disallowed therein.

         "Secured Obligations" is defined in Section 2.1.

         Section 1.2. Terms Defined in Credit Agreement. Unless the context otherwise requires, capitalized terms used and not otherwise defined herein shall have the meanings given in the Credit Agreement.

         Section 1.3. Terms Defined in the Uniform Commercial Code. When capitalized, the following terms used in this Agreement or the Security Documents have the meanings given to them in the Uniform Commercial Code, as in effect in the State of New York on the date of this Agreement: Accounts; Certificated Security; Chattel Paper; Commodity Account; Commodity Contract; Commodity Intermediary; Control; Documents; Equipment; Financial Asset; Fixtures; General Intangibles; Goods; Instruments; Inventory; Investment Property; Securities Account; Securities Intermediary; Security; Security Certificate; Security Entitlement; and Uncertificated Security.

         Section 1.4. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors, transferees and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, whether real, personal or mixed and of every type and description.

                                   ARTICLE II.
                             THE SECURITY INTERESTS

         Section 2.1. Grant of Security Interests. As security for the payment of the Obligations and all Post-Petition Interest and Expense Claims (collectively, the "Secured Obligations"), each Grantor hereby assigns to Secured Party for the benefit of the Beneficiaries, and grants Secured Party for the benefit of the Beneficiaries security interests in, all of such Grantor's right, title and interest in and to the following types or items of property, in each case whether now or hereafter existing or owned by such Grantor or in which such Grantor now owns or hereafter acquires an interest and wherever the same may be located (collectively, the "Collateral"):

              (i) all Inventory, including specifically all raw materials, work-in-process, finished goods, supplies, materials, spare parts, Goods held for sale or on lease or for lease or furnished or to be furnished under contracts of service, merchandise inventory, rental inventory, and returned or repossessed Goods and all rights to enforce return or repossession by reclamation, stoppage in transit or otherwise,

              (ii) all Equipment, including specifically all manufacturing, printing, distribution, delivery, retailing, vending, data processing, communications, office and other equipment in all of its forms, all vehicles, all tools, dies, and molds, all Fixtures, all other Goods used or bought for use primarily in a business and all other Goods except Inventory,

              (iii)   all Accounts,

              (iv)    all Chattel Paper,

              (v)     all Documents,

              (vi) all Instruments and all other Claims that are in any respect evidenced or represented by any writing, including specifically the Intercompany Notes described in Schedule 3.1(b), all other Intercompany Notes and all other writings evidencing or representing a Claim against the Borrower, Holdings or any Borrower Subsidiary or any other Person,

              (vii) all Securities, whether constituting Certificated Securities or Uncertificated Securities, all Financial Assets, all Security Entitlements, all Securities Accounts, all Commodity Contracts, all Commodity Accounts, and all other Investment Property, including specifically the Security Certificates described in Schedule 3.1(b) and all other Equity Interests and all Permitted Investments,

              (viii) all money, cash and cash equivalents, including specifically all deposit accounts and all certificates of deposit,

              (ix) all General Intangibles, including specifically (a) the property described on Schedule 3.1(c), (b) all registered and unregistered trademarks and servicemarks and all trademark and service mark license agreements to which any Grantor is a party (whether as licensor or licensee) and all Claims (including infringement claims) relating thereto, (c) all patents and patent applications and all patent license agreements to which any Grantor is a party (whether as licensor or licensee) and all Claims (including infringement claims) relating thereto, (d) all registered and unregistered copyrights and all copyright license agreements to which any Grantor is a party (whether as licensor or licensee) and Claims (including infringement claims) relating thereto, (e) all other intellectual property in which any Grantor has an interest, including proprietary research and development, know-how, trade secrets, trade names, trade styles, license agreements and user rights and Claims (including infringement claims) relating thereto, (f) all customer lists and agreements, (g) all supplier lists and agreements, (h) all employee and consultant lists, rights, and agreements, (i) all computing, data and information processing and communications programs, discs, designs, and information and the data and other entries thereon, (j) all books, records, catalogs, back issues, library rights and all manifestations and embodyments thereof, (k) all rights and Claims arising under or in respect of the Reorganization Agreement or the other Transaction Agreements, including all indemnification rights and indemnification payments thereunder, (l) all rights and Claims arising under or in respect of the Credit Agreement or any Loan Document, including rights and Claims against Secured Party or any other Beneficiary, (m) all rights and Claims arising in respect of the Transactions, (n) all Net Cash Proceeds, (o) all tax refunds, (p) all policies of insurance and condemnation awards of every type and description and the proceeds thereof, (q) all loans receivable, letters of credit, bonds and undertakings (including without limitation the Herbalife Bond), deferred purchase price or deferred purchase consideration, consulting or non-competition payments and other Indebtedness, liabilities and obligations receivable not constituting an Account and not evidenced or represented by any Instrument, Chattel Paper or Security, (r) all rights of recoupment, recourse, reimbursement, subrogation, indemnity or contribution (including those arising under the Guaranty, Indemnity and Subordination Agreement, those arising in respect of any Guarantee of the Senior Notes or any other Guarantee or any payment thereon, and those arising on account of any other agreement, transaction or event), (s) all other causes of action and Claims of every type and description, whether fixed or contingent, liquidated or not liquidated, accrued or not accrued, and all judgments, orders and recoveries thereon, (t) all other agreements and contract rights of every type and description and Claims thereon or relating in any manner thereto, (u) all other rights, privileges, benefits, entitlements, franchises, licenses and expectancies of every type and description, (v) all other intangible property of every type and description, and (w) all goodwill associated with any of the foregoing,

              (x) all property that is at any time delivered to, or that is is at any time in the Control of, Secured Party,

              together, in each case, with (a) all accessions thereto and products and replacements thereof, (b) all guaranties, Liens and other forms of collateral security therefor, (c) all dividends, distributions, and payments received thereon or in exchange or substitution therefor or upon Transfer thereof, and (d) all other proceeds thereof.

         Section 2.2. Delivery of Instruments and Securities. On the date hereof or, if hereafter acquired, immediately upon acquisition thereof, without any notice from or demand by Secured Party, (a) each Grantor shall deliver to Secured Party the Intercompany Notes and the Security Certificates described in Schedule 3.1(b) as owned by it and all other Instruments (except checks received and collected in the ordinary course of business) and Security Certificates at any time owned by it and constituting Collateral, in each case in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer, assignments in blank or with appropriate endorsements, in form and substance satisfactory to Secured Party, and (b) each Grantor shall cause the issuer of each Uncertificated Security owned by it and constituting Collateral to register Secured Party as the registered owner thereof, either upon original issuance or by registration of transfer and shall execute and deliver all writings necessary to cause such issuer to do so.

         Section 2.3. Investment Property. Each Grantor will cause Secured Party's security interests in Investment Property owned by such Grantor to be and remain continuously Perfected by Control and, in addition, will cause such security interests to be Perfected by filing. No Grantor will grant or permit any other security interest or Lien upon any Investment Property constituting Collateral. If so requested at any time by Secured Party or the Required Lenders as to any Security Entitlement or Securities Account or any Commodity Contract or Commodity Account that is owned by any Grantor, such Grantor will promptly cause each Person who is a Securities Intermediary as to any such Security Entitlement or Securities Account and each Person who is a Commodity Intermediary as to any such Commodity Contract or Commodity Account to deliver a written agreement enforceable by Secured Party for the benefit of the Beneficiaries waiving and releasing, and agreeing not to create, grant, accept or hold, any priority, pari passu or junior security interest or Lien therein. No Grantor will cause or permit any Equity Interest in any Subsidiary to be outstanding as an Uncertificated Security or to constitute a Security Entitlement or be held in a Securities Account.

         Section 2.4. Registration of Pledge. Secured Party may at any time when any Event of Default is continuing and without any notice to any Grantor or any other Person, transfer to and register in Secured Party's name, as pledgee, any and all Instruments and Investment Property constituting Collateral. Such transfer and registration shall not foreclose or otherwise affect any rights or interests of any Grantor and shall not increase, restrict or reduce any of Secured Party's rights and remedies. If after any such transfer and registration any Grantor remains entitled under Section 3.6 to exercise voting rights with respect to Equity Interests included in such Investment Property, Secured Party shall, at the written request of such Grantor, deliver to such Grantor a revocable proxy or other instrument sufficient to permit such Grantor to exercise such voting rights to the extent permitted under Section 3.6.

         Section 2.5. Financing Statements. Each Grantor will duly execute, deliver and (subject to execution by Secured Party, where required by law) file duly completed financing statements naming such Grantor as debtor, naming Secured Party as secured party, and covering the property described in
Section 2.1, in the proper filing office in each jurisdiction in which a financing statement is required from time to time to be filed in order to ensure that the security interests granted to Secured Party in Section 2.1 are at all times continuously Perfected, to the extent that, under applicable law, such security interests can be Perfected by the filing of a financing statement.

         Section 2.6. Secured Party Filing. Secured Party is hereby authorized to file one or more financing statements and continuations thereof and amendments thereto, relative to all or any part of the Collateral, without the signature of any Grantor where permitted by law.

         Section 2.7. Further Assurances. Each Grantor will promptly (and in any event within five Business Days after request by Secured Party or the Required Lenders) execute and deliver, and use its reasonable and diligent best efforts to obtain from other Persons, all instruments and documents (including security agreements, security assignments, Lien releases, Lien waivers, transfer documents and transfer notices, financing statements and other lien notices), in form and substance satisfactory to Secured Party or the Required Lenders, and take all other actions which are necessary or, in the good faith judgment of Secured Party or the Required Lenders, desirable or appropriate in order to create, maintain, perfect, ensure the agreed priority of, protect or enforce Secured Party's security interests in the Collateral, to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral, to protect the Collateral against the rights, claims or interests of third persons, or to effect or to assure further the purposes and provisions of this Agreement, and each Grantor agrees to pay all costs related thereto and all reasonable expenses incurred by Secured Party in connection therewith.

         Section 2.8. Power of Attorney. Each Grantor hereby irrevocably constitutes and appoints Secured Party and any officer, agent or nominee of Secured Party, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority, in the name of such Grantor or in its own name, if and whenever any Grantor is in default under this Agreement as set forth in Section 4.1 to take any and all actions and to execute and deliver any and all agreements, documents, notices, instruments and writings that Secured Party or the Required Lenders may determine to be necessary or desirable to create, perfect or ensure the agreed priority of the security interests granted in Section 2.1 or to enforce such security interests in any lawful and commercial reasonable manner or otherwise to protect Secured Party's interest in the

Collateral in any lawful and commercially reasonable manner, including the power and right on behalf of any Grantor, without notice to or assent by any
Grantor:

              (i) to ask for, demand, sue for, collect, settle and give acquittance for any and all moneys due or to become due with respect to any or all of the Collateral and otherwise to demand and enforce payment and collection of any and all Claims constituting Collateral,

              (ii) to sign and file in any office in any jurisdiction financing statements, lien notices, collateral assignments and any other instruments or writings that may be required or, in the opinion of Secured Party or the Required Lenders, appropriate to create or Perfect a security interest in or Lien upon any of the Collateral as security for the Secured Obligations,

              (iii) to accept, hold, collect, endorse, transfer and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and nonnegotiable Instruments, Securities, Documents and Chattel Paper constituting Collateral that may be delivered to Secured Party in accordance with the provisions of this Agreement, whether made payable to a Grantor or otherwise,

              (iv) to commence, file, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect to any or all of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral,

              (v) to obtain, contest, enforce, adjust and settle Claims for insurance proceeds or condemnation awards constituting proceeds of Collateral or required to be paid to Secured Party pursuant to this Agreement or the Credit Agreement,

              (vi) to do, at its option and at the expense and for the account of any Grantor, at any time and from time to time, all lawful and commercially reasonable acts and things that Secured Party or the Required Lenders may deem necessary or desirable to protect or preserve the Collateral or to realize upon the Collateral,

              (vii) to contest, settle, pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against any of the Collateral, and for such purposes (A) the legality or validity thereof and amounts necessary to settle or discharge the same may be determined by Secured Party or the Required Lenders in its or their commercially reasonable discretion and (B) each Grantor agrees immediately upon demand to reimburse Secured Party for any payments made by Secured Party on account of any such taxes or Liens, as part of the Obligations secured hereby,

              (viii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with the Accounts and other documents relating to the Collateral, and

              (ix) generally to sell, Transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and at Grantors' expense, at any time or from time to time, all acts and things that Secured Party or the Required Lenders reasonably deem necessary to protect, preserve or realize upon the Collateral and Secured Party's security interests therein in order to effect the intent of this Agreement, all as fully and effectively as any Grantor might do.

The power granted in this Section 2.8 is a power coupled with an interest, is irrevocable and shall be discharged upon Discharge of the Credit Agreement.

         Section 2.9. Survival of Security Interests. The security interests granted hereby shall, unless released in writing by Secured Party, (a) remain enforceable as security for all Secured Obligations now outstanding or created or incurred at any future time (whether or not created or incurred pursuant to any agreement presently in effect or hereafter made and notwithstanding any subsequent repayment of any of the Secured Obligations or any other act, occurrence or event), until Discharge of the Credit Agreement,
(b) survive the Discharge of the Credit Agreement to the same extent that any contingent Obligation survives, and (c) survive any sale or other Transfer of any Collateral and remain enforceable against each transferee and subsequent owner thereof, even if such sale or other Transfer is permitted at the time under the Credit Agreement, except in the case of inventory sold in the ordinary course of business and any other Collateral that is expressly and specifically released from the security interests created hereby pursuant to a written release signed by Secured Party.

         Section 2.10. Reinstatement of Security Interests. If at any time any payment on any Secured Obligation is set aside, avoided or rescinded or must otherwise be restored or returned, this Agreement and the security interests granted to Secured Party herein and all other obligations of each Grantor hereunder shall remain in full force and effect and, if previously released or terminated, shall be automatically and fully reinstated, without any necessity for any act, consent or agreement of any Grantor, as fully as if such payment had never been made and as fully as if any such release or termination had never become effective.

         Section 2.11. Each Grantor Remains Liable. Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under all contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any contract or agreement included in the Collateral, (c) Secured Party shall not have any obligation or liability under any contract or agreement included in the Collateral by reason of this Agreement or the grant to Secured Party of any security interest in such contract or agreement, and (d) Secured Party shall not be obligated to perform any of the obligations or duties of any Grantor under any contract or agreement included in the Collateral or to take any action to collect or enforce any claim for payment assigned hereunder.

         Section 2.12. Application of Guaranty Provisions. Each and all of the provisions set forth in the Guaranty, Indemnity and Subordination Agreement that govern or in any respect relate to any Guarantor's guarantee of payment of the Guaranteed Obligations (as defined therein) or the liability of any Guarantor thereunder or any recourse, reimbursement, contribution, indemnity or subrogation rights related thereto and the subordination of claims arising therefrom (including specifically each and all of the provisions in Section 2.5, Article III, Article IV and Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6 and 5.7 thereof) shall apply with like force and effect to the security interest granted by such Guarantor as Grantor under this Agreement and to the liability of such Guarantor as Grantor under this Agreement, mutatis mutandis, to the end and with the effect that (a) such security interest and liability hereunder shall be as equally absolute, unconditional, continuing, unlimited (except to the extent provided in Section 2.5 of the Guaranty, Indemnity and Subordination Agreement), enduring, assured and protected as such Guaranteed Obligations and the liability of such Guarantor under the Guaranty, Indemnity and Subordination Agreement are absolute, unconditional, continuing, unlimited, enduring, assured and protected and (b) all recourse, reimbursement, contribution, indemnity or subrogation rights are forever waived, released and discharged with respect to such security interest or any enforcement of such security interest or the liability of any Grantor hereunder on the same terms as those set forth in Article IV of the Guaranty, Indemnity and Subordination Agreement, with the exceptions therein set forth.

         Section 2.13. Liability Joint and Several. The security interest granted by each Grantor herein and all liability of each Grantor hereunder shall be the joint and several obligation of each Grantor and may be freely enforced against each Grantor, for the full amount of the Secured Obligations and all other liabilities of such Grantor hereunder, without regard to whether enforcement is sought or available against any other Grantor.

                                  ARTICLE III.
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         Each Grantor represents and warrants to Secured Party and agrees with Secured Party that:

         Section 3.1.  The Collateral.

         (a) Ownership. Except as otherwise expressly permitted under the Credit Agreement, (i) each Grantor owns its interest in the Collateral free and clear of any and all Liens and (ii) no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office, except those in favor of Secured Party.

         (b) Interests in and Claims against Subsidiaries. Schedule 3.1(b) sets forth accurately and exhaustively all Equity Interests owned by any Grantor in any Subsidiary of any Grantor, all other Equity Interests owned by any Grantor and all Intercompany Notes issued to any Grantor by any other Grantor. All such Equity Interests are represented by Security Certificates that have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in breach or derogation of preemptive rights of any Person.

         Each Grantor is lawfully indebted as issuer under each respective Intercompany Note described in Schedule 3.1(b) in the amount of the initial loan set forth in such Intercompany Note. Such indebtedness (i) constitutes a legally valid and binding obligation of each such Grantor, enforceable against it in accordance with its terms, (ii) is evidenced by and due and payable on the terms set forth in such Intercompany Note and (iii) is secured by the security interests granted by such Grantor to the Administrative Agent, for the benefit of the Beneficiaries, as set forth herein. Each Intercompany Note and the indebtedness from time to time evidenced thereby and any and all collateral security therefor are enforceable solely by the Administrative Agent for the benefit of the Beneficiaries, as security for the payment of the Secured Obligations.

         (c) Intellectual Property. Schedule 3.1(c) sets forth accurately and exhaustively (a) all registered and unregistered trademarks and servicemarks owned by any Grantor, all trademark and service mark license agreements to which any Grantor is a party (whether as licensor or licensee), and all pending or overtly threatened infringement claims by or against any Grantor and other litigation relating to any such trademarks, servicemarks or trademark or servicemark license agreements, (b) all patents and patent applications owned by any Grantor, all patent license agreements to which any Grantor is a party (whether as licensor or licensee), and all pending or overtly threatened infringement claims by or against any Grantor and other litigation relating to any such patents, patent applications or patent license agreements, (c) all registered and unregistered copyrights owned by any Grantor, all copyright license agreements to which any Grantor is a party (whether as licensor or licensee) and all pending or overtly threatened infringement claims by or against any Grantor or other litigation relating to any such copyrights or copyright license agreements, (d) all other General Intangibles in which any Grantor has an interest, including proprietary research and development, know-how, trade secrets, trade names, license agreements and user rights and other intellectual property of every type and description, all pending or overtly threatened infringement claims by or against any Grantor and other litigation relating thereto, and all other intangible property.

         (d) Other Investment Property. Schedule 3.1(d) sets forth accurately and exhaustively all other Investment Property of any Grantor, except Investment Property constituting Permitted Investments.

         (e) Location of Equipment and Inventory. All Equipment and Inventory are located and intended to be kept at one of the collateral locations specified on Schedule 3.1(e).

         (f) No Consumer Goods or Farm Products. No Grantor owns any assets that are, as to it, consumer goods or farm products.

         (g) Location of Grantors. Each Grantor's chief place of business, chief executive office and office or offices where such Grantor keeps its records regarding its Accounts and all originals of its Chattel Paper are located, and during the preceding four months were located, at the Grantor locations specified on Schedule 3.1(g).

         (h) Names. The correct legal name of each Grantor is set forth in the preamble to this Agreement. No Grantor conducts business or hold itself out under, and in the past five years has not conducted business or held itself out under, any other name (including any trade-name or fictitious business name) except any name listed on Schedule 3.1(h).

         (i) Taxpayer ID Number. The proper taxpayer identification number for each Grantor is accurately set forth on Schedule 3.1(i).

         (j)  Perfection. The security interests granted to Secured Party in
Section 2.1 are lawful, valid and enforceable security interests that at all times have been, and remain, duly and continuously Perfected.

         (k) Amendment of Schedule 3.1. Any Grantor may at any time unilaterally amend any schedule delivered under Section 3.1 in any respect required by the occurrence of any event that does not constitute or give rise to a Default, by giving written notice thereof to Secured Party. To be effective, such notice must state conspicuously that it constitutes an amendment to certain factual matters relating to the Collateral set forth in
Section 3.1 of this Agreement.

         Section 3.2. Maintenance of Perfection. No Grantor will (a) cause, permit or suffer any voluntary or involuntary change in its name, identity or corporate structure, or in the location of its chief executive office, or (b) keep any records relating to its Accounts or any tangible Collateral (other than mobile goods) at any location other than a location set forth in
Schedule 3.1(g), unless (in each case) (i) Schedule 3.1(g) has first been appropriately supplemented with respect thereto, and (ii) an appropriate financing statement has been filed in the proper office and in the proper form, and all other requisite actions have been taken, to Perfect and continue the Perfection (without loss of priority) of Secured Party's security interests in the Collateral.

         Section 3.3. Defense of Collateral. Each Grantor will defend the Collateral against all claims and demands of all Persons at any time claiming any interest therein.

         Section 3.4. Transfer or Encumbrance. No Grantor will encumber or Transfer any item of Collateral or any interest therein, or permit or suffer any item of Collateral to be encumbered or Transferred, unless (a) such action is permitted at the time under the Credit Agreement and (b) each Grantor makes all payments on account of the Secured Obligations required to be made therefrom and takes all other actions required to be taken in connection therewith under the Credit Agreement or any other Loan Document.

         Section 3.5. Payments, Dividends and Distributions. Each Grantor shall be entitled to receive all payments on Accounts, Instruments and Claims owned by it and all dividends and distributions on Equity Interests and other Investment Property owned by it, so long as (a) no Event of Default has occurred and is continuing or would result therefrom, (b) such Grantor ensures that Secured Party's security interests in any and all such payments, dividends and distributions remain continuously Perfected and (c) each Grantor makes all payments on account of the Secured Obligations required to be made therefrom and takes all other actions required to be taken in connection therewith under the Credit Agreement or any other Loan Document.

         Section 3.6. Voting Rights. So long as no Event of Default has occurred or would result therefrom, each Grantor shall have and may exercise all voting rights with respect to any and all Equity Interests constituting Collateral, except that:

         (a) No Breach. No Grantor shall act or vote in favor of any action that would constitute or cause a breach of any obligations of any Grantor under the Credit Agreement or under any other Loan Document;

         (b) No Capital Structure Changes. No Grantor shall act or vote in favor of (i) the authorization or issuance of any options, warrants, voting rights, or preference shares or additional shares, or (ii) any reclassification, readjustment, reorganization, merger, consolidation, sale or disposition of assets, or dissolution, without giving Secured Party at least 15 days' prior written notice thereof;

         (c) Material Adverse Changes. No Grantor shall act or vote in favor of any action that has or is reasonably likely to have a material adverse effect on the value of any of the Collateral or that has, or would reasonably be expected to result in, a Material Adverse Effect; and

         (d) Termination of Voting Rights. At any time when any Grantor is in default under this Agreement as set forth in Section 4.1, Secured Party may terminate any or all of each Grantor's voting rights with respect to any or all Equity Interests constituting Collateral, either by giving written notice of such termination to the Borrower or by transferring such Equity Interests into Secured Party's name, and Secured Party shall thereupon have the sole right and power to exercise such voting rights.

         Section 3.7.  Maintenance of Collateral.  Each Grantor shall:

         (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any other Loan Document or any applicable statute, regulation or ordinance or any policy of insurance covering any such Collateral;

         (b) notify Secured Party of any change in such Grantor's name, identity or corporate structure within 30 days after such change;

         (c) give Secured Party 30 days' prior written notice of any change in such Grantor's chief place of business, chief executive office, places of business, collateral locations or federal taxpayer ID number or the office where such Grantor keeps its Chattel Paper and its records regarding any Accounts;

         (d) if the Lenders give value to enable such Grantor to acquire rights in or the use of any Collateral, use such value for such purposes; and

         (e) pay promptly when due all material property and other taxes, assessments and governmental charges or levies imposed upon any Collateral and all Claims that are or might become secured by any Lien upon any Collateral, except to the extent the same is being contested as permitted under the Credit Agreement; provided, that, notwithstanding any other provision in the Loan Documents, each Grantor shall in any event pay such taxes, assessments, charges, levies and Claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment or other legal process entered or filed against any Grantor or any Collateral as a result of the failure to make such payment.

         Section 3.8.  Concerning Equipment and Inventory.  Each Grantor will:

         (a) cause the Equipment to be maintained and preserved in the same condition, repair and working order as when new (ordinary wear and tear and worn-out and surplus equipment excepted) and in accordance with such Grantor's past practices and make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end;

         (b) notify Secured Party of any loss or damage to any Equipment in an amount exceeding $500,000;

         (c) keep correct and accurate records of the Inventory, itemizing and describing the kind, type and quantity of Inventory, such Grantor's cost therefor and (where applicable) the current list prices for the Inventory, in the ordinary course of such Grantor's business;

         (d) if any Inventory is in possession or control of any agent, carrier, warehouseman, bailee, consignee or processor, upon the occurrence of an Event of Default instruct such Person to hold all such Inventory for the account of Secured Party and subject to the instructions of Secured Party; and

         (e) if so requested at any time by Secured Party or the Required Lenders, promptly endorse and deliver to Secured Party each and all negotiable Documents constituting Collateral.

         Section 3.9. Concerning Accounts, Instruments and other Claims. Each Grantor will:

         (a) maintain accurate and complete records concerning the Accounts, Instruments and all other Claims and the identity, name and address of each account debtor or obligor thereon, hold and preserve such records in safekeeping, permit representatives of Secured Party at any time during normal business hours to inspect, copy and make abstracts from such records, and render to Secured Party, at such Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto,

         (b) if so requested at any time by Secured Party or the Required Lenders, such Grantor will certify and deliver to Secured Party complete and correct copies of each contract or agreement constituting Collateral,

         (c) continue to collect, at such Grantor's expense, all amounts due or to become due to such Grantor under Accounts, Instruments and other Claims and, in connection therewith take such action as such Grantor (or, whenever any Grantor is in default under this Agreement as set forth in Section 4.1, as Secured Party or the Required Lenders) may reasonably deem necessary or advisable to enforce collection of amounts due or to become due to thereunder; provided, that Secured Party shall have the right at any time when any Grantor is in default under this Agreement as set forth in Section
4.1 (A) to notify the account debtors or obligors under any or all Accounts, Instruments or other Claims of the assignment of such Accounts, Instruments or Claims to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to any Grantor thereunder directly to Secured Party, (B) to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts, Instruments or other Claims have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party and (C) at the expense of Grantors, to demand payment of any Accounts, Instruments and Claims and enforce collection thereof by legal proceedings in any lawful manner and to extend, renew adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as any Grantor might have done, and

         (d) if Secured Party at any time exercises any of the rights described in the proviso in Section 3.9(iii), (A) segregate from all other funds and hold in trust for Secured Party and immediately deliver to Secured Party (in the identical form received) all amounts and proceeds (including checks and other instruments) received by any Grantor in respect of any and all Accounts, Instruments and other Claims, and (B) not adjust, settle or compromise the amount or payment of any Account or Claim, or release wholly or partly any account debtor or obligor thereon, or allow any credit or discount thereon.

         Section 3.10. Substituted Performance. Secured Party may at any time (but shall not be obligated to) (a) perform any of the obligations of any Grantor under this Agreement if such Grantor fails to perform such obligation within three Business Days (or, in the case of insurance, within one Business Day) after written demand by Secured Party and (b) make any payments and do any other acts which Secured Party or the Required Lenders may deem necessary or desirable to protect Secured Party's security interests in the Collateral, including the right to pay, purchase, contest or compromise any Lien that attaches or is asserted against any Collateral, to procure insurance, and to appear in and defend any action or proceeding relating to any Collateral, and each Grantor agrees promptly to reimburse Secured Party for all payments made by Secured Party in doing so, together with interest thereon at the rate then applicable to ABR Loans, all reasonable attorneys' fees and disbursements incurred by Secured Party in connection therewith, whether or not suit is brought, and all other costs and expenses related thereto.

                                   ARTICLE IV.
                                DEFAULT; REMEDIES

         Section 4.1. Default. Grantors shall be in default under this Agreement (a) whenever any Event of Default has occurred and is continuing (and each of the Grantors shall thereupon be in default hereunder without regard to whether or to what degree any Grantor individually may have caused, participated in, or had any knowledge of the occurrence of such Event of Default) and (b) at all times after the Loans have become due and payable, whether at maturity, upon acceleration pursuant to Section 7.1 of the Credit Agreement or otherwise.

         Section 4.2. Remedies upon Default. At any time when any Grantor is in default under this Agreement as set forth in Section 4.1, Secured Party may exercise and enforce, in any order, (a) each and all of the rights and remedies available to a secured party upon default under the Uniform Commercial Code or other applicable law, (b) each and all of the rights and remedies available to it under the Credit Agreement or any other Loan Document and (c) each and all of the following rights and remedies:

         (a) Collection Rights. Without notice to any Grantor, Secured Party may notify any or all account debtors and obligors on any Accounts, Instruments or other Claims constituting Collateral of Secured Party's security interests therein and may direct, demand and enforce payment thereof directly to Secured Party.

         (b) Taking Possession. Secured Party may (i) enter upon any and all premises owned or leased by any Grantor where Collateral is located (or believed by Secured Party to be located), with or without judicial process and without any obligation to pay rent, (ii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (iii) take possession of any Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any Grantor's equipment for the purpose of completing any work in process or otherwise preparing the Collateral for sale or selling or otherwise Transferring the Collateral, (iv) take possession of all items of Collateral that are not then in its possession, either upon such premises or by removal from such premises, and (v) require any Grantor or the Person in possession thereof to deliver such Collateral to Secured Party at one or more locations designated by Secured Party and reasonably convenient to it and each Grantor owning an interest therein.

         (c) Foreclosure. Secured Party may sell, lease, license or otherwise dispose of or Transfer any or all of the Collateral or any part thereof in one or more parcels at public sale or in private sale or transaction, on any exchange or market or at Secured Party's offices or on any Grantor's premises or at any other location, for cash, on credit or for future delivery, and may enter into all contracts necessary or appropriate in connection therewith, without any notice whatsoever unless required by law. Where permitted by law, one or more of the Beneficiaries may be the purchasers at any such sale and in such event, if such bid is made by all of the Lenders or by all of the Holders of Secured Obligations or otherwise whenever a credit bid is expressly permitted under the Credit Agreement or approved in writing by the Administrative Agent and the Required Lenders, the Beneficiaries bidding at such sale may bid part or all of the Obligations owing to them without necessity of any cash payment on account of the purchase price, even though any other purchaser at such sale is required to bid a purchase price payable in cash. Each Grantor agrees that at least 10 calendar days' written notice to such Grantor of the time and place of any public sale of Collateral owned by it (or, to the extent such Grantor is entitled by law to notice thereof, the public sale of any other Collateral), or the time after which any private sale of Collateral owned by it (or, to the extent such Grantor is entitled by law to notice thereof, the private sale of any other Collateral) is to be made, shall be commercially reasonable. For purposes of such notice, to the fullest extent permitted by law (i) each Grantor waives notice of any sale of Collateral owned by any other Grantor and (ii) each Grantor agrees that notice given to the Borrower shall constitute notice given to such Grantor. The giving of notice of any such sale or other disposition shall not obligate Secured Party to proceed with the sale or disposition, and any such sale or disposition may be postponed or adjourned from time to time, without further notice.

         (d) Use of Intellectual Property. Secured Party may, on a royalty-free basis, use and license use of any trademark, trade name, trade style, copyright, patent or technical knowledge or process owned, held or used by any Grantor in respect of any Collateral as to which any right or remedy of Secured Party is exercised or enforced.

In addition, each Holder of any Secured Obligation may exercise and enforce such rights and remedies for the collection of such Secured Obligation as may be available to it by law or agreement.

         Section 4.3. Waivers by Grantors. Each Grantor hereby irrevocably waives (a) all rights of redemption from any foreclosure sale, (b) the benefit of all valuation, appraisal, exemption and moratorium laws, (c) to the fullest extent permitted by law, all rights to notice or a hearing prior to the exercise by Secured Party of its right to take possession of any Collateral, whether by self-help or by legal process and any right to object to the Secured Party taking possession of any Collateral by self-help, (d) if Secured Party seeks to obtain possession of any Collateral by replevin, claim and delivery, attachment, levy or other legal process, (i) any notice or demand for possession prior to the commencement of legal proceedings, (ii) the posting of any bond or security in any such proceedings and (iii) any requirement that Secured Party retain possession and not dispose of any Collateral until after a trial or final judgment in such proceedings.

         Section 4.4. Standard of Care. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or to protect, preserve, vote or exercise any rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property or if it selects, with reasonable care, a custodian to hold such Collateral on its behalf.

         Section 4.5. Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as Collateral for, or then, or at any other time thereafter, applied in full or in part by Secured Party against, the Secured Obligations in the following order of priority:

         FIRST: To the payment of all reasonable costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other reasonable expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all reasonable advances made by

    Secured Party hereunder for the account of any Grantor, and to the payment of all reasonable costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with Section 4.6;

         SECOND: To the payment of all other Secured Obligations (for the ratable benefit of the holders thereof) then due and payable; and

         THIRD: To the payment to or upon the order of the Grantor entitled thereto, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

         Section 4.6.  Indemnity and Expenses.

         (a) Indemnity. Each Grantor will defend, indemnify and hold harmless Secured Party and each Beneficiary from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including enforcement of any interest, right or remedy created hereby), except to the extent such claims, losses or liabilities are directly attributable to Secured Party's or such Beneficiary's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

         (b) Expenses. Each Grantor will pay to Secured Party upon demand the amount of any and all reasonable costs and expenses, including the reasonable fees and expenses of its counsel and of any advisors, consultants, experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the interests, rights or remedies of Secured Party hereunder, (iv) the failure by any Grantor to perform or observe any of the provisions hereof, or (v) the proof, allowance, protection, administration, treatment, discharge, collection or enforcement of any of the Secured Obligations or any of the Collateral in any bankruptcy case or insolvency, reorganization, receivership, dissolution or liquidation proceeding of or affecting any Grantor.

         Section 4.7. Surplus, Deficiency. Any surplus proceeds of any sale or other disposition by Secured Party of any Collateral remaining after Discharge of the Credit Agreement and after all Secured Obligations are paid in full and in cash shall be paid over to the Grantor entitled thereto, or to whomever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct, but prior to Discharge of the Credit Agreement, such surplus proceeds may be retained by Secured Party and held as Collateral until Discharge of the Credit Agreement. The Borrower and each Guarantor shall be and remain liable for any deficiency.

         Section 4.8. Information Related to the Collateral. If Secured Party determines to sell or otherwise Transfer any Collateral, each Grantor shall, and shall cause any Person controlled by it to, furnish to Secured Party all information Secured Party may request that pertains or could pertain to the value or condition of the Collateral or that would or might facilitate such sale or Transfer. Secured Party shall have the right, notwithstanding any confidentiality obligation or agreement otherwise binding upon it, freely to disclose such information, and any and all other information (including confidential information) pertaining in any manner to the Collateral or the assets, liabilities, results of operations, business or prospects of any Grantor, freely to any Person that Secured Party in good faith believes to be a potential or prospective purchaser in such sale or Transfer, without liability for any disclosure, dissemination or use that may be made as to such information by any such Person.

         Section 4.9. Sale Exempt from Registration. Secured Party shall be entitled at any such sale or other Transfer, if it deems it advisable to do so, to restrict the prospective bidders or purchasers to Persons who will provide assurances satisfactory to Secured Party that the Collateral may be offered and sold to them without registration under the Securities Act of 1933, as amended, and without registration or qualification under any other applicable state or federal law. Upon the consummation of any such sale, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Secured Party may solicit offers to buy the Collateral, or any part of it, from a limited number of investors deemed by Secured Party, in its good faith judgment or in good faith reliance upon advice of its counsel, to meet the requirements to purchase securities under Regulation D promulgated under the Securities Act of 1933 as then in effect (or any other regulation of similar import). If Secured Party solicits such offers from such investors, then the acceptance by Secured Party of the highest offer obtained from any of them shall be deemed to be a commercially reasonable method of disposition of the Collateral.

         Section 4.10. Rights and Remedies Cumulative. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers or privileges or remedies provided by law or in equity, or under any other instrument, document or agreement. Secured Party may exercise and enforce each right and remedy available to it either before or concurrently with or after, and independently of, any exercise or enforcement of any other right or remedy of Secured Party or any Holder of any Secured Obligation against any Person or property. All such rights and remedies shall be cumulative, and no one of them shall exclude or preclude any other.

         Section 4.11. No Direct Enforcement by Beneficiaries. Secured Party may freely exercise and enforce any and all of its rights and remedies hereunder, for the benefit of the Beneficiaries. No Beneficiary, other than Secured Party, shall have any independent right to collect, take possession of, foreclose against or otherwise enforce the security interests granted hereby.

                                   ARTICLE V.
                          CONCERNING THE SECURED PARTY

         Section 5.1. Agent for Holders. Secured Party is executing and delivering this Agreement, and accepting the security interests, rights, remedies, powers and benefits conferred upon Secured Party hereby, both for its own benefit and as agent for all present and future Holders of Secured Obligations. The provisions of the Credit Agreement and all rights, powers, immunities and indemnities granted to Secured Party under the Credit Agreement or any other Loan Document, or under any separate agreement made by or otherwise binding upon any Holder of Secured Obligations, shall apply in respect of such execution, delivery and acceptance and in respect of any and all actions taken or omitted by Secured Party under, in connection with or in respect of this Agreement.

         Section 5.2. Administrative Agent shall be the Secured Party . Secured Party shall at all times be the same Person that is the Administrative Agent under the Credit Agreement. Written notice of resignation by the Administrative Agent pursuant to Section 8.6 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; and appointment of a successor Administrative Agent pursuant to Section 8.6 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Administrative Agent under Section 8.6 of the Credit Agreement by a successor Administrative Agent, the successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Secured Party under this Agreement, and the retiring Secured Party under this Agreement shall promptly (a) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (b) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

         Section 5.3. No Assurances or Liability. Secured Party makes no statement, promise, representation or warranty whatsoever, and shall have no liability whatsoever, to any Holder of any Secured Obligations as to the authorization, execution, delivery, legality, enforceability or sufficiency of this Agreement or as to the creation, perfection, priority, or enforceability of any security interests granted hereunder or as to existence, ownership, quality, condition, value or sufficiency of any Collateral or as to any other matter whatsoever.

         Section 5.4. Holders Bound. Except where the consent of others may be required pursuant to the express provisions of Section 9.2 of the Credit Agreement, any modification, amendment, waiver, release, termination or discharge of any security interest, right, remedy, power or benefit conferred upon Secured Party that is effectuated in a writing signed by Secured Party shall be binding upon all Holders of Secured Obligations if it is (a) authorized pursuant to any provision of the Credit Agreement or any other Loan Document, (b) required by law or (c) authorized or ratified either (i) by the Required Holders or (ii) by the Holders of at least a majority in outstanding principal amount of the Secured Obligations (other than contingent or unliquidated Secured Obligations).


                                   ARTICLE VI.
                            MISCELLANEOUS PROVISIONS

         Section 6.1. Continuing Security Interests; Release. This Agreement creates continuing security interests in the Collateral and shall (a) remain in full force and effect until the Discharge of the Credit Agreement, (b) be binding upon each Grantor and its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of and be enforceable by Secured Party and its successors, transferees and assigns acting in the capacity of Administrative Agent under the Credit Agreement. Subject to and upon Discharge of the Credit Agreement, Secured Party shall (within a reasonable time after it receives from Grantors a written request for release of the Collateral) execute and deliver to Grantors an instrument in form and substance satisfactory to Secured Party releasing (on a quitclaim basis, without recourse, without warranty, and without any liability whatsoever) any security interest Secured Party may then hold in the Collateral and thereupon Secured Party shall, at Grantors' expense, execute and deliver to Grantors such UCC termination statements and other like documents as Grantors may reasonably request to evidence such release.

         Section 6.2. Senior Indebtedness. All liability of each Grantor hereunder (other than Holdings) (a) is and shall be (and is hereby designated as) Guarantor Senior Debt within the meaning of and for the purposes of the Indenture dated as of April 23, 1998, by and among Holdings and Chase Manhattan Bank & Trust Company, National Association, as trustee, and (b) is and shall be (and is hereby made) senior in right of payment, on the terms set forth in said Indenture, to the Senior Note Guarantees.

         Section 6.3. Amendments; Etc. No amendment or waiver of any provision of this Agreement, or consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

         Section 6.4. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         Section 6.5. Notices. Any and all notices and communications to be given to any Grantor or Secured Party may be given by courier service, personal service, mailing the same, postage prepaid, or by telex, facsimile transmission or cable to each such party at the address of the Borrower set forth in the Credit Agreement, on the signature pages hereof or to any other address as any party hereto may specify by written notice to the other parties, and such communication shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed.

         Section 6.6. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         Section 6.7. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

         Section 6.8. Governing Law; Terms. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE NEW YORK UNIFORM COMMERCIAL CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         Notwithstanding the foregoing, the creation, perfection, priority and enforcement of a security interest in any deposit account shall be governed by the laws of the state in which the depository bank, or branch bank, maintaining such deposit account is located.

         Section 6.9. Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW

YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH GRANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Each Grantor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Grantor at its address provided in Section 6.5, such service being hereby acknowledged by such Grantor to be sufficient for personal jurisdiction in any action against such Grantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Secured Party to bring proceedings against such Grantor in the courts of any other jurisdiction.

         Section 6.10. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Grantors and Secured Party each acknowledge that this waiver is a material inducement for Grantors and Secured Party to enter into a business relationship, that Grantors and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         Section 6.11. Additional Grantors. The initial Grantors hereunder shall be the Borrower, Holdings and such of the Subsidiaries of the Borrower as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of the Borrower may become party hereto, as additional Grantors (each an "Additional Grantor"), by executing a counterpart of this Agreement. Upon delivery of any such counterpart to the Administrative Agent, notice of which is hereby waived by each Grantor, each such Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereof. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of any Beneficiary not to cause any Subsidiary of Borrower to become an

Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

         Section 6.12. Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, Grantors and Secured Party have executed this Pledge and Security Agreement as of the date first written above.

                                      GLOBAL HEALTH SUB, INC.,
                                      as Grantor



                                      By:
                                      -------------------------------
                                      Name:
                                      -------------------------------
                                      Title:
                                      -------------------------------



                                      GLOBAL HEALTH SCIENCES, INC.,
                                      as Grantor



                                      By:
                                      -------------------------------
                                      Name:
                                      -------------------------------
                                      Title:
                                      -------------------------------



                                      D&F INDUSTRIES, INC.,
                                      as Grantor



                                      By:
                                      -------------------------------
                                      Name:
                                      -------------------------------
                                      Title:
                                      -------------------------------



                                      RAVEN INDUSTRIES, INC.,
                                      as Grantor



                                      By:
                                      -------------------------------
                                      Name:
                                      -------------------------------
                                      Title:
                                      -------------------------------

                                      DYNAMIC PRODUCTS, INC.,
                                      as Grantor



                                      By:
                                      -------------------------------
                                      Name:
                                      -------------------------------
                                      Title:
                                      -------------------------------



                                      WEST COAST SALES,
                                      as Grantor



                                      By:
                                      -------------------------------
                                      Name:
                                      -------------------------------
                                      Title:
                                      -------------------------------

Accepted as of the 23rd day
of April, 1998


CITICORP USA, INC.,
as Administrative Agent



By:
-------------------------------
Name:
-------------------------------
Title:
-------------------------------